UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On March 9, 2017, AMC Entertainment Holdings, Inc. (“the Company”) reached an agreement with National CineMedia, Inc. (“NCM”)  to implement the requirements of the final judgment entered in connection with the DOJ approval of the Carmike Cinemas, Inc. (“Carmike”) acquisition. Pursuant to the agreement, the Company will receive approximately 18,400,000 NCM common units related to annual attendance at the Carmike theatres. Because the Carmike theatres were subject to a pre-existing agreement with a third party and will not receive advertising services from NCM, the Company will be obligated to make quarterly payments to NCM reflecting the estimated value of the advertising services at the Carmike theatres as if NCM had provided such services. The quarterly payments will continue until the earlier of (i) the date the theatres are transferred to the NCM network or (ii) expiration of the Exhibitor Services Agreement (the “ESA”) with NCM. All calculations will be made pursuant to the terms of the existing ESA and Common Unit Adjustment Agreement with NCM. With regard to the existing AMC theatres on the NCM network that are required under the final judgment to be transferred to another advertising provider, the Company will return approximately 2,850,000 NCM common units to NCM, calculated under the Common Unit Adjustment Agreement as if such theatres had been disposed of on March 3, 2017. The Company is not obligated to make quarterly payments with respect to the transferred theatres. In addition, the Company will return 1,800,000 additional NCM common units (valued at approximately $25,000,000) in exchange for a waiver of exclusivity by NCM as to the required transferred theatres for the term of the final judgment, which is expected to be expensed as General and administrative: Merger, acquisition and transaction costs when the common units are returned to NCM. As a result of the agreement, the Company will receive approximately 13,750,000 net additional NCM common units, valued at approximately $175,038,000 based on the market price of NCM, Inc. stock on March 8, 2017. Due to the structure of the transactions, the Company will no longer anticipate recognizing taxable gain upon the receipt of the new NCM common units. The Company has also agreed to reimburse NCM up to $1,000,000 for expenses related to the negotiation of this agreement.

On March 10, 2017, the Company issued a press release relating to this agreement and the resolution of other unrelated legal matters.  The press release is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated March 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: March 10, 2017	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated March 10, 2017